UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: August 6, 2012

SPRING CREEK HEALTHCARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	814-00783	98-0496750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Broad Street
15th Floor
New York, New York 10004
(Address of principal executive offices)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17  CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As a result of comments received from the staff of the Securities and Exchange Commission, we are filing this amended Form 8-K to correct the references to the periods that the former accountants opined on the Company’s financial statements to include the year ended December 31, 2009 as well as for the year ended December 31, 2010.

ITEM 4.01 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 6, 2012, Rosenberg Rich Baker Berman & Company (“RRBB”) notified the Company that RRBB resigned as our independent registered public accounting firm.  The Company will file a Form 8-K when another public accounting firm is selected.

RRBB’s reports on the financial statements for the fiscal years ended December 31, 2010 and 2009, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or auditing principles, except the reports included an explanatory paragraph related to the Company’s ability to continue as a going concern.

During the two fiscal years ended mentioned above and through the interim periods that the firm reviewed in 2011, there were no disagreements with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from Rosenberg Rich Baker Berman & Company

SIGNATURE

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

SPRING CREEK HEALTHCARE SYSTEMS, INC.

Date: November 8, 2012	/s/ Jan E. Chason
Jan E. Chason, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Rosenberg Rich Baker Berman & Company

4